UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2004

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Purchase Agreement

Cooper Tire & Rubber Company (the "Company") previously announced that on September 16, 2004, it entered into a definitive stock purchase agreement (the "Purchase Agreement") with an entity (the "Buyer") to be formed by The Cypress Group LLC and Goldman Sachs Capital Partners to sell its automotive business, Cooper-Standard Automotive.

On December 3, 2004, the Company and Buyer entered into an amendment (the "Amendment") to the Purchase Agreement. The Amendment provides, among other things, for a post-closing purchase price adjustment based on the working capital of the automotive business at the closing of the transactions contemplated by the Purchase Agreement. An amount of $30,000,000 of the purchase price payable at the closing of the transactions contemplated by the Purchase Agreement will be held by the Buyer until the working capital adjustment is finalized. The Amendment also extends the termination date of the Agreement from December 15, 2004 until January 31, 2005.

The transaction, which is expected to close in the fourth quarter of 2004, is subject to Buyer’s receipt of financing from committed sources and other customary conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

December 8, 2004	By:	/s/ Philip G. Weaver

Name: Philip G. Weaver
Title: Vice President and Chief Financial Officer